SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) June 12, 2000
                                  -----------------




                           GENERAL MOTORS CORPORATION
                   -----------------------------------------------------
                   (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




300 Renaissance Center, Detroit, Michigan                    48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313) 556-5000
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ITEM 5. OTHER EVENTS

   On June 12, 2000, General Motors Corporation (GM) issued a press release announcing it will contribute approximately $5.6 billion of GM Class H common stock to certain of its employee-benefit plans. The release is as follows:

GM ANNOUNCES $5.6 BILLION CONTRIBUTION TO EMPLOYEE-BENEFIT PLANS

DETROIT - General Motors (NYSE: GM, GMH) today announced that on June 12, 2000, it contributed to certain of its employee-benefit plans a total of 60.5 million shares of GM Class H common stock, valued by the independent trustee for the employee-benefit plans at approximately $5.6 billion. GM contributed 53.6 million shares of Class H stock to its U.S. Hourly-Rate Employees Pension Plan (Hourly Pension Plan) and 6.9 million shares to its Welfare Benefit Trust, a voluntary employees' beneficiary association trust established principally to fund health-care and life-insurance benefits for GM's hourly retirees.

The employee-benefit-plan contributions are part of GM's previously announced plan to restructure its economic interest in Hughes. These contributions will reduce GM's annual pension expense and other post-retirement employee-benefit expense, improve GM's operating earnings, and will strengthen GM's overall financial position.

The newly contributed shares of Class H stock will be managed by U.S. Trust Company of New York (U.S. Trust), an independent trustee for each of the employee-benefit plans. U.S. Trust has acted as trustee of the Hourly Pension Plan with respect to its holdings of Electronic Data Systems Corporation stock, formerly GM's Class E common stock, since 1995. U.S. Trust has indicated that it intends to manage the Class H common stock in substantially the same manner as it has managed the EDS stock held by the Hourly Pension Plan. A registration-rights agreement with GM will enable U.S. Trust to sell the Class H stock in a manner consistent with maintaining an orderly market for the stock and maximizing the value of the plans' investment in the stock.

Recent History of GM Class H Stock

As part of GM's restructuring of its economic interest in Hughes, which was announced in February 2000, General Motors also recently completed a successful exchange offer. Through the exchange offer, GM effectively repurchased about 14 percent of its outstanding GM $1-2/3 par value common stock in exchange for the issuance of approximately $9 billion of Class H common stock. This reduction in the number of GM $1-2/3 shares outstanding is expected to have a significant favorable impact on GM $1-2/3 earnings per share going forward.

As a result of the exchange offer and employee-benefit-plan contributions, the economic interest in Hughes attributable to GM $1-2/3 par value common stock will decline from about 62 percent to approximately 30 percent, and the economic interest in Hughes represented by outstanding Class H stock will correspondingly increase from about 38 percent to approximately 70 percent, in each case on a fully diluted basis. Hughes continues to be a wholly owned subsidiary of General Motors.

Separately, as announced June 6, 2000, the GM Board of Directors declared a three-for-one split of the GM Class H stock in the form of a 200-percent stock dividend. The dividend is payable on June 30, 2000, to GM Class H stockholders of record on June 13, 2000, and will make the Class H stock substantially more liquid and accessible to a broader range of investors.

Class H stock is a tracking stock of GM designed to provide holders with financial returns based on the financial performance of GM's wholly owned Hughes Electronics subsidiary.
                                      # # #

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    June 13, 2000
        -----------------
                                       By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)














































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